UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 1, 2008

ENCOMPASS GROUP AFFILIATES, INC.

(Exact Name of Registrant as Specified in Its Charter)

Florida	000-30486	65-0738251
(State or Other	(Commission	(IRS Employer
Jurisdiction of	File Number)	Identification
Incorporation)		Number)

420 Lexington Avenue, New York, New York		10170
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (646) 227-1600

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on current expectations and projections about future events. The words and phrases “anticipate,” “expect” and “expect to” and similar words or expressions are intended to identify forward-looking statements. In addition, any statements that refer to expectations or other characterizations of future events or circumstances are forward-looking statements. The forward-looking statements are subject to risks, uncertainties and assumptions that could cause actual results to differ materially from those described in the forward-looking statements. In addition, such statements could be affected by general industry and market conditions and growth rates, general domestic and international economic conditions, the Company’s ability to successfully integrate acquired businesses and assets and future events that may negatively impact the markets where the Company competes. The Company undertakes no obligation to publicly update or revise any forward-looking statements because of new information, future events or otherwise.

Introductory Note

On August 1, 2008 (the “Closing Date”), Encompass Group Affiliates, Inc., a Florida corporation (the “Company”) and its subsidiaries, entered into a series of transactions which included the acquisition of a new operating subsidiary, the completion of a preferred stock investment and the issuance of approximately $13.2 million in additional subordinated notes under an Amended and Restated Note Purchase Agreement (as defined below) with its existing lender. Each of the material agreements into which the Company and/or its direct or indirect wholly-owned subsidiaries have entered into in connection with these transactions are described below.

Item 1.01	Entry into a Material Definitive Agreement.

Tritronics Acquisition

On the Closing Date, the Company, through Encompass Group Affiliates, Inc., a Delaware corporation and wholly-owned subsidiary of the Company (“Encompass-Del”), acquired all of the outstanding equity interests in Tritronics, Inc., a privately-held Maryland corporation engaged in the distribution of replacement parts and accessories for consumer electronics products (“Tritronics”). The Company’s acquisition of Tritronics was pursuant to a Stock Purchase Agreement (the “Tritronics Purchase Agreement”) entered into by and between the Company, Encompass-Del, Tritronics, Tritronics, LLC, the sole stockholder of Tritronics, and the members (and certain spouses of the members) of Tritronics, LLC (collectively with Tritronics, LLC, the “Sellers”). The selling members (and spouses thereof) of Tritronics, LLC are Roger P. Williams, Sr., Virginia L. Williams, Randy M. Williams, Sr., Kimberly L. Wagner, Kelly A. Scarff and James W. Scarff. Management believes that the business and operations of Tritronics, which has its headquarters and principal facility in Abingdon, Maryland and a second facility in Miami, Florida, will complement the business and operations offered by the Company’s indirect wholly-owned subsidiaries, Cyber-Test, Inc., a Delaware corporation (“Cyber-Test”), which is a consumer electronics depot repair and refurbishment company based in Florida, and Vance Baldwin Electronics, a Florida corporation (“Vance Baldwin”), which is engaged in the distribution of parts for consumer electronics, printers, appliances, and computers.

Pursuant to the Tritronics Purchase Agreement which contains customary representations and warranties, Encompass-Del acquired all of the outstanding equity interests in Tritronics in exchange for consideration consisting of the following: (i) $9,000,000 in cash less transaction expenses and certain indebtedness, (ii) a subordinated promissory note issued in favor of Tritronics, LLC with an original principal amount of $1,000,000 (the “Tritronics Note”) and (iii) 2,796,232,989 shares (the “Buyer Stock”) of the Company’s common stock, no par value (“Common Stock”) (the “Acquisition”). Approximately $7,500,000 of the cash portion of the purchase price was paid directly to Tritronics, LLC at closing and the remaining $1,500,000 was placed into an escrow account to serve as a source of funds to satisfy any purchase price adjustment or indemnification obligations of the Sellers under the Tritronics Purchase Agreement. The purchase price may be reduced post-closing based on the calculation of Tritronic’s net working capital (as defined in the Tritronics Purchase Agreement) immediately prior to the closing of the Acquisition if the net working capital is determined to be less than $2,000,000. The adjustment shall be equal to the difference between $2,000,000 and the calculated net working capital. Pursuant to the Tritronics Purchase Agreement, the Company and Encompass-Del and the Sellers, respectively, have indemnification obligations as further described in the Tritronics Purchase Agreement.

The foregoing description of the terms of the Tritronics Purchase Agreement is qualified in its entirety by the Tritronics Purchase Agreement, which is attached hereto as Exhibit 2.1 and is incorporated herein by reference.

The Tritronics Note issued to Tritronics, LLC will accrue interest at the rate of 7% per annum, payable semi-annually, in arrears, on each January 31 and July 31. The outstanding principal balance under the Tritronics Note and any accrued but unpaid interest thereon is due and payable on August 1, 2014 (subject to extension under certain circumstances if the Company’s senior indebtedness (as described below) is not paid in full as of August 1, 2014).

The foregoing description of the terms of the Tritronics Note is qualified in its entirety by the Tritronics Note, the form of which is attached hereto as Exhibit 4.1 and is incorporated herein by reference.

Effective upon the closing, Tritronics entered into employment and non-competition agreements with Kimberly L. Wagner, as President and Chief Executive Officer, Randy M. Williams, Sr., as Executive Vice President, and James W. Scarff, Jr., as Executive Vice President, each of whom were officers of Tritronics prior to the Acquisition. The Company also entered into stock option agreements with Ms. Wagner and Messrs. Williams and Scarff.

In connection with the Acquisition and simultaneously with the closing of the Tritronics Purchase Agreement, Tritronics entered into amended and restated lease agreements (the “Lease Agreements”) with (i) Roger P. and Virginia L. Williams, for the property located at 1306 Continental Drive, Abingdon, Maryland (the “Abingdon Lease”) and (ii) Welsh Enterprises, Inc. for the property located at 1952 NW 93rd Avenue, Miami, Florida (the “Miami Lease”). Roger and Virginia Williams are the record owners of the Abingdon property and the father and mother of Randy Williams, Kim Wagner and Kelly Scarff and father-in-law and mother-in-law of James Scarff. Randy Williams, Kim Wagner and James Scarff are the principal owners of Welsh Enterprises, Inc.

The Abingdon Lease has a five year term with an option for one additional five year period. The base rent is $19,252 per month during the initial term and $20,215 for the option period. Under certain circumstances, Tritronics may terminate the lease after 2 years. Tritronics must also pay the real estates taxes and utilities and the cost of repairs to maintain the premises. Tritronics agreed to indemnify Roger P. Williams and Virginia L. Williams for liability arising out of its acts or omissions in, on or about the premises or its occupancy or use of the premises.

The Miami Lease has a two year term without a renewal option and the base rent is $7,500 per month. Tritronics must also pay the real estate taxes and utilities and the cost of repairs to maintain the premises. The rent for the second year will be increased by the lesser of 5% and Consumer Price Index for All Urban Consumers, Miami-Fort Lauderdale, FL Area All Items. Tritronics agreed to indemnify Welsh Enterprises, Inc. for liability arising out of its acts or omissions in, on or about the premises or its occupancy or use of the premises.

In connection with the Acquisition and the related preferred equity investment and financing for the Acquisition (each as described further below), the Company paid to H.I.G. Capital L.L.C. a fee of $200,000 representing investment banking and management fees pursuant to an Investment Advisory Services Agreement, dated as of August 17, 2007, by and among the Company and H.I.G. Capital L.L.C. H.I.G. Capital L.L.C. is an affiliate of ACT-DE, LLC which is a significant holder of the Company’s Series C Convertible Preferred Stock and Series E Preferred Stock. John Black, one of the Company’s directors, is a managing director of H.I.G. Capital L.L.C. and William J. Nolan, also one of the Company’s directors, is a principal of H.I.G. Capital L.L.C.

There can be no assurance that the Company will be able to successfully integrate Tritronics’ business with the Company’s existing businesses. The Company could have difficulty retaining and assimilating new personnel, retaining vendors of the acquired business, and assimilating the services of the acquired business into the Company’s overall operations. These difficulties could disrupt the Company’s business, distract its management and employees, increase expenses and adversely affect the Company’s business, results of operations and financial condition.

Sale of Series E Preferred

On the Closing Date, in connection with the financing of the Acquisition, the Company sold 908.57 shares of its newly designated Series E Preferred Stock, having a par value of $0.01 per share (“Series E Preferred”), for an aggregate purchase price of $3,785,714.29 in immediately available funds to ACT-DE, LLC and the other holders of its Series C Preferred (the “Other Series C Stockholders), pursuant to a Purchase Agreement (the “Series E Purchase Agreement”). The Company used the proceeds from the sale of the Series E Preferred, in conjunction with the debt proceeds described below, to fund the acquisition of Tritronics and for working capital needs related to an agreement entered into with Philips Consumer Lifestyle North America as described on the Company's Form 8-K filed with the Securities and Exchange Commission (the "SEC") on July 18, 2008.

Pursuant to the Series E Purchase Agreement, the Company may sell up to an additional 91.43 shares of Series E Preferred, at a price of $4,166.66 per share, to the Other Series C Stockholders and the holders of its Series D Preferred Stock (the “Series D Stockholders”). If those stockholders elect to purchase some or all of the additional shares of Series E Preferred, such shares will be sold at a subsequent closing to be held on or about August 13, 2008 (the “Subsequent Closing”). To the extent that any shares of Series E Preferred are purchased by the Series D Stockholders, such shares of Series E Preferred will be subject to the currently existing Stockholder Agreement by and between the Company, ACT-DE, LLC, and the Series D Stockholders which is described in and filed as an Exhibit to our Form 8-K filed with the SEC on August 21, 2007.

The holders of Series E Preferred have agreed that in the event that (i) the Board of Directors of the Company, (ii) an independent committee comprised of disinterested members of the Board of Directors of the Company and (iii) a majority of the holders of the Series E Preferred agree to convert or redeem or refinance the Series E Preferred (an “Exchange Transaction”), then each holder of the Series E Preferred shall to enter into such transaction.

A description of the Series E Preferred is set forth below in Item 3.02 and is incorporated by reference in this Item 1.01.

The foregoing description of the terms of the Series E Purchase Agreement is qualified in its entirety by the Series E Purchase Agreement, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

On the Closing Date, the Company, ACT-DE, LLC and the Other Series C Stockholders entered into Amendment No. 1 to the Stockholder Agreement, dated August 17, 2007 (the “Amended Series C Stockholder Agreement”), originally entered into between the Company and the holders of its Series C Preferred Stock, including ACT-DE, LLC, and described on, and filed as an exhibit to, the Company’s Form 8-K filed August 21, 2007 (the “Series C Stockholder Agreement”). Pursuant to the amendment, the shares of Series E Preferred issued to holders of Series C Preferred Stock are subject to the Series C Stockholder Agreement, including for purposes of transfer restrictions as well as co-sale rights on sales of preferred stock by ACT-DE, LLC in favor of the Other Series C Stockholders. The Series C Stockholder Agreement was also amended to provide that the Company may not agree to an Exchange Transaction (as defined above) without the prior written consent of ACT-DE, LLC and the prior written consent of holders of a majority of the outstanding shares of Series C Preferred held by the Other Series C Stockholders. The foregoing description of the terms of the Amended Series C Stockholder Agreement is qualified in its entirety by Amendment No. 1 to the Stockholder Agreement, which is attached hereto, as Exhibit 10.2 and is incorporated herein by reference.

Issuance of Senior Notes and Senior Subordinated Notes and Senior Secured Credit Facility

The Company was a party to a Note Purchase Agreement, dated August 17, 2007 (the “Note Purchase Agreement”), with Sankaty Advisors, LLC and other “Note Purchasers”, Encompass-Del, as issuer, and the Company, SpectruCell, Inc., Hudson Street Investments, Inc., Cyber-Test and Vance Baldwin, as guarantors, which is described in and filed as an exhibit to the Company’s Form 8-K filed with the SEC on August 21, 2007. On the Closing Date, in connection with the Acquisition, the Company amended and restated the Note Purchase Agreement (the “Amended and Restated Note Purchase Agreement”), with Sankaty Advisors, LLC and other “Note Purchasers”, Encompass-Del, as issuer, and the Company, Tritronics, SpectruCell, Inc., Hudson Street Investments, Inc., Cyber-Test and Vance Baldwin, as guarantors (the “Guarantors”). Pursuant to the Note Purchase Agreement, Encompass-Del previously issued $12,690,355.00 in aggregate principal amount of its senior secured notes for an aggregate purchase price of $12,500,000.00 (the “Senior Notes”) and $10,714,286.00 in aggregate principal amount of Series A senior subordinated notes for an aggregate purchase price of $10,500,000.00 (the “Series A Subordinated Notes”). Pursuant to the Amended and Restated Note Purchase Agreement, Encompass-Del issued an additional $13,265,306 in aggregate principal amount of its Series B senior subordinated notes for an aggregate purchase price of $13,000,000 (the “Series B Subordinated Notes” and, collectively with the Series A Subordinated Notes, the “Subordinated Notes”). Certain affiliates of Sankaty Advisors, LLC are holders of the Company’s Series C and Series E Preferred Stock.

With regards to the Senior Notes, the following terms of the Amended and Restated Note Purchase Agreement are substantially similar to those in the Note Purchase Agreement: (i) the Senior Notes bear interest at LIBOR plus 3.75%, per annum payable quarterly, in arrears, and have a five-year term through August 17, 2012 (the “Maturity Date”), (ii) the Senior Notes are repayable in consecutive quarterly installments in an amount equal to 1%, or approximately $127,000, through August 17, 2012, (iii) at the Maturity Date the remaining principal amount and any unpaid and accrued interest on the Senior Notes shall be due, (iv) the Company is required to prepay the Senior Notes from any new equity or debt financing, certain excess cash flow or the cash proceeds of asset sales and casualty events, subject to stipulated exceptions and (v) the Company may redeem the Senior Notes at any time, subject to a 2% redemption premium if the redemption occurs prior to the first anniversary date and a 1% redemption premium if the redemption occurs between the first and second anniversary dates. The Senior Notes are secured by a first priority security interest in the assets of the Company and its subsidiaries pursuant to an amended and restated First Lien Pledge and Security Agreement between the Company, the Guarantors and Sankaty Advisors, LLC, as the First Lien Collateral Agent (the “Amended and Restated First Lien Security Agreement”). The Senior Notes are guaranteed by the Guarantors, each a direct or indirect wholly-owned subsidiary of the Company, pursuant to the Amended and Restated Note Purchase Agreement. The Senior Notes are subject to events of default customary for a secured financing.

The Subordinated Notes, including the newly issued Series B Subordinated Notes, bear interest, payable quarterly, in arrears, at 13% per annum, plus an increment based on the debt to EBITDA leverage ratio. The increment will amount to 0% to 4% as the ratio ranges from 2.5:1 or below to 3.5:1 or higher. The Subordinated Notes have a term through August 17, 2013.

The Company may redeem the Subordinated Notes only following repayment of the Senior Notes in full, subject to a 3% redemption premium for both the Series A Subordinated Notes and Series B Subordinated Notes, if the redemption occurs prior to the first anniversary date of their respective issuances, and a 2% redemption premium for both the Series A and Series B if the redemption occurs between the first and second anniversary dates of their respective issuances, and a 1% redemption premium for both the Series A and Series B if the redemption occurs between the second and third anniversary dates of their respective issuances. The Series B Subordinated Notes will have an additional 2% redemption premium (in addition to the premium described above) through maturity. In certain circumstances in which Note Purchasers are not provided with rights of first refusal and rights of first offer (as described below), including in connection with a prepayment of the Series A Subordinated Notes within 18 months of August 17, 2007 that occurs in connection with a purchase of a potential acquisition target, the Subordinated Notes may also be subject to a 10% redemption premium. The Subordinated Notes are secured by a second priority security interest in the assets of the Company and its subsidiaries pursuant to an amended and restated Second Lien Pledge and Security Agreement between the Company, the Guarantors and Sankaty Advisors, LLC, as the Second Lien Collateral Agent (the “Amended and Restated Second Lien Security Agreement”). The Subordinated Notes are guaranteed by the Guarantors pursuant to the Amended and Restated Note Purchase Agreement. The Subordinated Notes are subject to events of default customary for a secured financing. The Company may issue up to an additional $500,000 in Series A Subordinated Notes if it meets a certain financial covenant tests and other conditions.

If, on August 1, 2009, the Notes have not been repaid or refinanced and the debt to EBITDA leverage ratio for the twelve months prior to August 1, 2009 exceeds 3.50:1.00, the Note Purchasers will be entitled to receive warrants, for no or nominal additional consideration, to purchase 3.5% of the shares of the Company’s outstanding Common Stock on a fully diluted basis (the “Initial Warrants”). If, on each of February 1, 2010 and August 1, 2010, the Notes have not been repaid or refinanced and the debt to EBITDA leverage ratio for the twelve month period prior to February 1, 2010 or August 1, 2010, as applicable, exceeds 3.50:1.00, the Note Purchasers will be entitled to receive on each such date, for no or nominal additional consideration, warrants to purchase 5.5% and 7.5% (in each case minus the percentage of warrants previously issued to the Note Purchasers pursuant to this provision) of the shares of the Company’s outstanding common stock on a fully diluted basis (“Additional Warrants” and, together with the Initial Warrants, the “Warrants”) on each such date. The Warrants expire on the first anniversary of their issuance, have antidilution protections and benefit from other customary protections.

Under the terms of the Senior Notes and the Subordinated Notes, the Company is permitted to incur purchase money secured indebtedness to suppliers of up to certain agreed amounts. The Company is not permitted to make any mandatory or optional dividends or distributions, and is not permitted to redeem any capital stock.

Under certain circumstances, holders of the Senior Notes and the Subordinated Notes have a right of first refusal and first offer to purchase debt securities and certain types of preferred stock in connection with the financing of additional acquisitions by the Company.

The foregoing description of the terms of the Amended and Restated Note Purchase Agreement, the Senior Notes, the Subordinated Notes, the Amended and Restated First Lien Security Agreement and the Amended and Restated Second Lien Security Agreement is qualified in its entirety by the (i) Amended and Restated Note Purchase Agreement, the Form of Series B Subordinated Note, the Amended and Restated First Lien Security Agreement and the Amended and Restated Second Lien Security Agreement, which are attached hereto as Exhibits 4.2, 4.3, 4.4 and 4.5, respectively, and are incorporated herein by reference, and (ii) the Note Purchase Agreement and form of Senior Note and Series A Subordinated Note filed as exhibits to the Company’s Form 8-K filed with the SEC on August 21, 2007.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On the Closing Date, the Company acquired all of the outstanding equity interests of Tritronics from Tritronics, LLC as described in Item 1.01 above, which description is incorporated by reference in this Item 2.01.

A copy of the press release dated August 4, 2008 announcing the completion of the acquisition of Tritronics is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The description of the issuance and terms of the Tritronics Note, the Senior Notes, the Series A Subordinated Notes, Series B Subordinated Notes and the entering into of the Amended and Restated Note Purchase Agreement and related security arrangements under the security documents is set forth above in Item 1.01 and is incorporated by reference into this Item 2.03.

Item 3.02	Unregistered Sales of Equity Securities.

The Company undertook the offer and sale of the Buyer Stock, the Series E Preferred, Tritronics Note and Series B Subordinated Notes in reliance upon the exemption provided by Section 4(2) of the Securities Act, as well as Rule 506 of Regulation D and Section 18(b)(4)(D) thereunder, on the basis that the issuance of such securities did not involve a public offering and each of the purchasers thereof represented to the Company that such purchaser was an "accredited investor," as defined in the Securities Act of 1933, as amended. A description of the advisory fees paid by the Company in connection with the sale of Series E Preferred, the Acquisition and other transactions is set forth above in Item 1.01 and is incorporated by reference into this Item 3.02.

A description of the Buyer Stock, Tritronics Note, and the Series B Subordinated Notes and the transactions pursuant to which they are issued is set forth above under Item 1.01 and is incorporated into this Item 3.02 by reference. Certificates for the Buyer Stock, Series E Preferred, Tritronics Note and the Series B Subordinated Notes include a legend to indicate that they are restricted. After taking into account the issuance of the Buyer Stock, the number of issued and outstanding shares of Common Stock of the Company is 16,286,151,226.

Series E Preferred

A description of the transaction pursuant to which the Series E Preferred was issued is set forth above in Item 1.01 and is incorporated by reference into this Item 3.02. The terms of the Company’s newly designated Series E Preferred Stock are as follows:

The Series E Preferred will rank senior to the Common Stock and all other currently designated series of preferred stock of the Company. Dividends shall accrue cumulatively on a daily basis on the Series E Base Amount (as defined below) for each share of Series E Preferred at a rate per annum of 20% until February 28, 2010 and 30% thereafter. Dividends shall accrue from the date of issuance through the date of redemption, liquidation, dissolution or winding up of the Company. The Series E Preferred is not convertible into the Company’s Common Stock. So long as any shares of Series E Preferred are outstanding, no dividends may be paid or distributions made on the Common Stock or any class of preferred stock ranking junior to the Series E Preferred (collectively, “Junior Stock”) until all accrued but unpaid dividends, if any, on the Series E Preferred have been paid, unless:

•	the Company obtains the written consent of the holders of a majority of the outstanding shares of the Series E Preferred; or
•
the Company is a party to an agreement with any officer, employee or director of the Company pursuant to which the Company is entitled or required to repurchase shares of Common Stock or any preferred stock (or options therefore) from such officer, employee or director (a “Management Repurchase Agreement”).

In the event of the liquidation, dissolution or winding up of the Company or sale of substantially all of the assets of the Company (each a “Liquidation Event”), the holders of shares of Series E Preferred will be entitled to receive the Series E Redemption Value (as defined below) for those shares. In the event of a Liquidation Event, the Series E Redemption Value will be paid before any payment or distribution of the assets of the Company, or proceeds therefrom, to the holders of shares of any Junior Stock.

At the option of the board of directors, the Company may, at any time, redeem all but not less than all of the Series E Preferred by paying to the holders of the Series E Preferred in cash an amount equal to the Series E Redemption Value. In addition, the Company must redeem all of the outstanding Series E Preferred upon the (i) refinancing, repayment, redemption or other discharge in full of the Company’s senior notes and subordinated notes issued pursuant to the Amended and Restated Note Purchase Agreement which the Company entered into in connection with the Acquisition or (ii) consolidation or merger of the Company with or into any other person or entity in which less than a majority of the outstanding voting power of the surviving entity is held by persons who were shareholders of the Company prior to the event (each a “Mandatory Redemption Event”). Upon a Mandatory Redemption Event, the holders of the Series E Preferred will be entitled to be paid the Series E Redemption Value. Holders of the Series E Preferred have priority in respect of any payment or distribution of the assets of the Company, or proceeds therefrom, to the holders of shares of any Junior Stock.

The “Series E Redemption Value” means a payment per share equal to (i) $4,166.66 per share (the “Series E Base Amount”) plus all accrued and unpaid dividends thereon multiplied by (ii) the Redemption Percentage. The “Redemption Percentage” shall be (i) 100% until July 31, 2009, (ii) 105% from August 1, 2009 until February 28, 2010 and (iii) 110% from March 1, 2010 until July 31, 2010. The Redemption Percentage shall increase by another 5% each March 1 and August 1 thereafter. By way of example, the Redemption Percentage will increase to be 115% on August 1, 2010 and 120% on March 1, 2011.

The holders of Series E Preferred are not entitled to any voting rights. However, the consent of the holders of at least a majority of the outstanding shares of Series E Preferred, voting as a class, will be required to, among other actions by the Company or any of its subsidiaries, (i) amend the Company's Articles of Incorporation or the bylaws (x) to increase or decrease the size of the board of directors, (y) to increase or decrease the number of authorized shares of Common Stock or any series of preferred stock or (z) in any manner that adversely effects the holders of the Series E Preferred, (ii) authorize, issue or sell new securities other than pursuant to an equity incentive plan approved or consented to by a majority of the Series E Preferred, (iii) authorize any liquidation, dissolution or winding-up of the Company or any of its subsidiaries, or any merger or consolidation of the Company or any of its subsidiaries (unless, in connection therewith, the Series E Redemption Value is paid in full for each share of Series E Preferred), (iv) authorize or effect any sale of assets of the Company or any subsidiary involving $500,000 or more in assets; (v) incur additional debt in excess of $100,000 (unless, in connection therewith, the Series E Redemption Value is paid in full for each share of Series E Preferred), (vi) engage in any line of business other than that which the Company and its subsidiaries are presently engaged in, (vii) consummate an acquisition of, or make an equity or debt investment in, any other entity for a purchase price of or investment amount in excess of $500,000, (viii) grant any license or lease to any material assets of the Company or its subsidiaries other than in the ordinary course of business, (ix) enter into any contract with an affiliate unless it is on terms no less favorable than the Company would have obtained as a result of arms-length negotiations with a third party, (x) commence or settle any material litigation, (xi) take any other action that violates the Company’s obligations to the holders of the Series E Preferred or (xii) consummate any Mandatory Redemption Event (unless, in connection therewith, the Series E Redemption Value is paid in full for each share of Series E Preferred).

The foregoing description of the terms of the Series E Preferred is qualified in its entirety by the Certificate of Designation for the Series E Preferred, which is attached as Exhibit A to the Articles of Amendment (Twelfth) to Articles of Incorporation. The Articles of Amendment (Twelfth) to Articles of Incorporation is attached hereto as Exhibit 3.1 and is incorporated by reference herein.

Item 3.03	Material Modification to Rights of Security Holders.

The Series E Preferred Stock is senior to the Company’s other outstanding series of preferred stock and the Common Stock with respect to the payment of dividends and other distributions. The Series E Preferred restricts the ability of the Company to issue dividends to other classes of capital stock as set forth in Item 3.02, which such description is incorporated by reference into this Item 3.03.

Item 5.03	Amendments to Articles of Incorporation or Bylaws.

On the Closing Date, in connection with the consummation of the Acquisition, the Company filed with the Secretary of State of the State of Florida, which was effective as of the date filed, the Articles of Amendment (Twelfth) to Articles of Incorporation, attached hereto as Exhibit 3.1, which includes the Certificate of Designation of the Series E Preferred Stock authorizing 1,000 shares of Series E Preferred. A description of the Series E Preferred is set forth in Item 3.02 above and is incorporated by reference into this Item 5.03.

Item 9.01	Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired.

The financial statements required in connection with the business acquisition described in Item 2.01 will be filed no later than 71 calendar days after the date this Current Report is required to be filed.

(b)	Pro Forma Financial Information

The pro forma financial information required in connection with the business acquisition described in Item 2.01 will be filed within 71 calendar days of the date this Current Report is required to be filed.

(d)	Exhibits.

Exhibit Number	Description

2.1
Stock Purchase Agreement entered into by and between Encompass Group Affiliates, Inc., a Florida corporation, Encompass Group Affiliates, Inc., a Delaware corporation, Tritronics, Inc., Tritronics, LLC and the members of Tritronics, LLC listed on Schedule 2 thereto, dated as of August 1, 2008.

3.1	Articles of Amendment (Twelfth) to Articles of Incorporation.

4.1	Form of Subordinated Promissory Note.

4.2
Amended and Restated Note Purchase Agreement, dated as of August 1, 2008, by and among Encompass Group Affiliates, Inc., a Delaware corporation as Issuer, Encompass Group Affiliates, Inc., a Florida corporation, Tritronics, Inc., Cyber-Test, Inc., Vance Baldwin, Inc., Hudson Street Investments, Inc. and SpectruCell, Inc. as Guarantors, the Note Purchasers listed therein, and Sankaty Advisors, LLC.

4.3	Form of Series B Subordinated Note issued in connection with Exhibit 4.2.

4.4
Amended and Restated First Lien Pledge and Security Agreement, dated as of August 1, 2008, between Encompass Group Affiliates, Inc., a Delaware corporation, Encompass Group Affiliates, Inc., a Florida corporation, Tritronics, Inc., SpectruCell, Inc., Hudson Street Investments, Inc., Cyber-Test, Inc., Vance Baldwin, Inc. and Sankaty Advisors, LLC.

4.5
Amended and Restated Second Lien Pledge and Security Agreement, dated August 1, 2008, between Encompass Group Affiliates, Inc., a Delaware corporation, Encompass Group Affiliates, Inc., a Florida corporation, Tritronics, Inc., SpectruCell, Inc., Hudson Street Investments, Inc., Cyber-Test, Inc., Vance Baldwin, Inc. and Sankaty Advisors, LLC.

10.1	Stock Purchase Agreement entered into by and among Encompass Group Affiliates, Inc., ACT-DE, LLC and the persons and entities identified on Schedule 1 thereto, dated August 1, 2008.

10.2	Amendment No. 1 to Stockholder Agreement, among Encompass Group Affiliates, Inc., ACT-DE, LLC, and the persons and entities identified on Schedule 1 thereto, dated August 1, 2008.

99.1	Press Release

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENCOMPASS GROUP AFFILIATES, INC.

Dated: August 7, 2008	By:	/s/ Wayne I. Danson
Chief Executive Officer and President
(principal executive officer)

EXHIBIT INDEX

Exhibit Number	Description

2.1
Stock Purchase Agreement entered into by and between Encompass Group Affiliates, Inc., a Florida corporation, Encompass Group Affiliates, Inc., a Delaware corporation, Tritronics, Inc., Tritronics, LLC and the members of Tritronics, LLC listed on Schedule 2 thereto, dated as of August 1, 2008.

3.1	Articles of Amendment (Twelfth) to Articles of Incorporation.

4.1	Form of Subordinated Promissory Note.

4.2
Amended and Restated Note Purchase Agreement, dated as of August 1, 2008, by and among Encompass Group Affiliates, Inc., a Delaware corporation as Issuer, Encompass Group Affiliates, Inc., a Florida corporation, Tritronics, Inc., Cyber-Test, Inc., Vance Baldwin, Inc., Hudson Street Investments, Inc. and SpectruCell, Inc. as Guarantors, the Note Purchasers listed therein, and Sankaty Advisors, LLC.

4.3	Form of Series B Subordinated Note issued in connection with Exhibit 4.2.

4.4
Amended and Restated First Lien Pledge and Security Agreement, dated as of August 1, 2008, between Encompass Group Affiliates, Inc., a Delaware corporation, Encompass Group Affiliates, Inc., a Florida corporation, Tritronics, Inc., SpectruCell, Inc., Hudson Street Investments, Inc., Cyber-Test, Inc., Vance Baldwin, Inc. and Sankaty Advisors, LLC.

4.5
Amended and Restated Second Lien Pledge and Security Agreement, dated August 1, 2008, between Encompass Group Affiliates, Inc., a Delaware corporation, Encompass Group Affiliates, Inc., a Florida corporation, Tritronics, Inc., SpectruCell, Inc., Hudson Street Investments, Inc., Cyber-Test, Inc., Vance Baldwin, Inc. and Sankaty Advisors, LLC.

10.1	Stock Purchase Agreement entered into by and among Encompass Group Affiliates, Inc., ACT-DE, LLC and the persons and entities identified on Schedule 1 thereto, dated August 1, 2008.

10.2	Amendment No. 1 to Stockholder Agreement, among Encompass Group Affiliates, Inc., ACT-DE, LLC, and the persons and entities identified on Schedule 1 thereto, dated August 1, 2008.

99.1	Press Release